UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 646-5200

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02          Results of Operations and Financial Condition.

In connection with a potential registered offering of shares of common stock of Academy Sports and Outdoors, Inc. (the “Company”) by certain stockholders of the Company, the Company is disclosing selected preliminary, unaudited and estimated financial information for the thirteen-week period ended May 1, 2021 (the “first quarter of 2021”), as set forth below.

The Company estimates that its comparable sales grew approximately 38.9% during the first quarter of 2021. This comparable sales increase was driven primarily by double digit sales growth in all merchandise categories and markets, an increase in average unit retails, an increase in total transactions and the positive impact of government issued stimulus checks. Other business trends during the quarter include the Company’s sales mix shifting to a more normalized level compared to the first quarter of 2020, continuing to operate in a less promotional environment and fewer clearance sales resulting in continued strong margin performance. As of May 1, 2021, the Company operated 259 retail locations in 16 states.

This preliminary financial information is for the first quarter of 2021. The unaudited, estimated results for the first quarter of 2021, are preliminary, based upon the Company’s estimates and currently available information, and are subject to revision based upon, among other things, quarter-end closing procedures and/or adjustments, the completion of the Company’s interim consolidated financial statements and other operational procedures. This preliminary financial information should not be viewed as a substitute for full interim financial statements prepared in accordance with the generally accepted accounting principles in the United States and reviewed by the Company’s auditors. These preliminary results are not necessarily indicative of the results to be achieved for the first quarter of 2021 or any future period. The Company’s actual results may be materially different from its estimates, which should not be regarded as a representation by the Company or its management as to the Company’s actual results for the first quarter of 2021. Readers should not place undue reliance on these estimates. This preliminary financial data has been prepared by, and is the responsibility of, the Company’s management. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The information in this Item 2.02 is furnished solely pursuant to Item 2.02 of Form 8-K. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Further, the information in this Item 2.02 shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Academy Sports and Outdoors, Inc.
Date: May 3, 2021
	By:	/s/ Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary